THIS INSTRUMENT PREPARED BY
AND AFTER RECORDING RETURN TO:

Christopher L. Carson, Esq.
Jones, Day, Reavis & Pogue
3500 One Peachtree Center
303 Peachtree Street, N.E.
Atlanta, Georgia 30308-3242

                                 LEASE AGREEMENT

                          Dated as of December 9, 1997

                                     Between

                            FLEET REAL ESTATE, INC.,
                                 as the Lessor,

                                       and

                             THE VINCAM GROUP, INC.,

                                  as the Lessee

-------------------------------------------------------------------------------

NOTICE TO RECORDER: THIS LEASE AGREEMENT SHALL BE DEEMED (EXCEPT FOR ACCOUNTING PURPOSES) A MORTGAGE, FIXTURE FINANCING STATEMENT AND SECURITY AGREEMENT BETWEEN THE LESSEE, THE VINCAM GROUP, INC., AS MORTGAGOR AND DEBTOR, AND THE LESSOR, FLEET REAL ESTATE, INC., AS MORTGAGEE AND SECURED PARTY SECURING INDEBTEDNESS IN THE PRINCIPAL AMOUNT OF $360,000.00, AS SET FORTH IN SECTION 26 HEREIN. THE COLLATERAL SUBJECT TO THE SECURITY INTEREST INCLUDES PERSONAL PROPERTY THAT IS, OR MAY BECOME, FIXTURES ATTACHED TO THE REAL PROPERTY DESCRIBED IN THIS LEASE AGREEMENT. THIS LEASE AGREEMENT SHOULD BE FILED AND RECORDED IN THE REAL ESTATE RECORDS AS A MORTGAGE AND FIXTURE FILING. FLEET REAL ESTATE, INC. SHOULD BE INDEXED AS THE MORTGAGEE OF THE MORTGAGE AND SECURITY INTEREST. THE VINCAM GROUP, INC. SHOULD BE INDEXED AS THE MORTGAGOR OF THE MORTGAGE AND SECURITY INTEREST.

Addresses of Parties:

Lessor:                                Lessee:

Fleet Real Estate, Inc.                The Vincam Group, Inc.
One Federal Street                     2850 Douglas Road
Boston, Massachusetts 02211            Coral Gables, Florida 33135
Attention: Jay Hart                    Attention:  Elizabeth J. Keeler,
                                                   General Counsel

         THIS LEASE HAS BEEN MANUALLY EXECUTED IN COUNTERPARTS NUMBERED CONSECUTIVELY FROM 1 TO 2. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OF THIS LEASE OTHER THAN COUNTERPART NUMBER 1.

                        This is Counterpart Number _____

                                TABLE OF CONTENTS

                                                                            Page

Section 1.        Defined Terms...............................................1

Section 2.        Lease of Facility...........................................1

Section 3.        Payments....................................................3

Section 4.        [ RESERVED ]................................................6

Section 5.        Credit Agreement; Agency Agreement..........................6

Section 6.        Title to Remain in the Lessor...............................7

Section 7.        Maintenance of the Facility; Operations.....................7

Section 8.        Modifications...............................................9

Section 9.        Further Assurances.........................................10

Section 10.       Compliance with Governmental Requirements and
                  Insurance Requirements: Related Contracts..................10

Section 11.       Condition and Use of Facility; Quiet Enjoyment.............11

Section 12.       Liens......................................................13

Section 13.       Permitted Contests.........................................14

Section 14.       Insurance, etc.............................................14

Section 15.       Termination; Cancellation; Purchase Option.................17

Section 16.       Transfer of Title on Removal of Facility; Expenses
                  of Transfer................................................20

Section 17.       Events of Default and Remedies.............................22

Section 18.       Change in the Lessee's Name or Structure...................25

Section 19.       Inspection; Right to Enter Premises of the Lessee..........26

Section 20.       Right to Perform the Lessee's Covenants....................26

Section 21.       Participation by Co-Lessees or Sublessees..................26

                                TABLE OF CONTENTS

                                   (continued)

                                                                            Page

Section 22.       Notices....................................................28

Section 23.       Amendments and Waivers.....................................28

Section 24.       Severability...............................................28

Section 25.       Federal Income Tax Considerations..........................28

Section 26.       Other Provisions...........................................29

Section 27.       Miscellaneous..............................................33

EXHIBITS

         Exhibit A                  Description of Site

SCHEDULES

         Schedule 1        Insurance Schedule

                                 LEASE AGREEMENT

         This Lease Agreement dated as of December 9, 1997, (as the same may be amended, modified or supplemented from time to time, this "LEASE") is between FLEET REAL ESTATE, INC., a Rhode Island corporation (together with its successors and permitted assigns, the "LESSOR"), and THE VINCAM GROUP, INC., a Florida corporation (together with its successors and permitted assigns, the "LESSEE").

                                    RECITALS

                  WHEREAS, Lessor has acquired certain real property in Dade County, Florida, described in greater detail on Exhibit A (the "SITE"), and all appurtenances thereto and has entered into certain agreements described in greater detail in that certain Credit and Investment Agreement bearing even date herewith entered into by and among Lessor, Lessee, Fleet National Bank, as Agent and certain other parties (the "CREDIT AGREEMENT") to construct certain improvements on the Site in accordance with the Facility Plan in order to create a corporate headquarters facility together with related enhancements and improvements in accordance with the Facility Plan; and

                  WHEREAS, subject to the terms and conditions of this Lease, the Lessee desires to lease from the Lessor the Site and such enhancements and improvements beginning on the Lease Commencement Date for the purpose of occupying and using the Site and such enhancements and improvements as a corporate headquarters facility in accordance with the terms and conditions set forth in this Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

                  Section 1. DEFINED TERMS. All capitalized terms used in this Lease, and not otherwise defined herein shall have the meanings assigned such terms in Schedule 1.02 to the Credit Agreement, which Schedule 1.02 is incorporated by reference.

                  Section 2. LEASE OF FACILITY.

                  (a) During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Facility for the Lease Term to be occupied and used
(i) to cause Completion of the Facility during the portion of the Lease Term surviving the Construction Term in accordance with the Agency Agreement and (ii) for and only for the Permitted Use with respect to the Basic Term. The entire Facility shall become subject to this Lease as of the effective date hereof; provided that the Lessor will deliver possession of the Facility to Lessee for occupancy and operation in accordance with the Permitted Use in conjunction with and to the extent permitted by certificates of occupancy issued by the applicable Governmental Authority.

                  (b) Unless earlier terminated in accordance with the other provisions hereof, including without limitation, Sections 15 and 17, this Lease shall terminate on the Scheduled Lease Termination Date. If, but only if, (i) the Maturity Date of the Loans and Lessor Investment shall have been extended pursuant to Section 2.09 of the Credit Agreement to the extended Scheduled Lease Termination Date proposed by the Lessee as provided herein, and (ii) the Lessee, on any day that is not less than twelve (12) months and no more than eighteen
(18) months prior to the Scheduled Lease Termination Date shall have requested in writing to the Lessor and the Agent the extension of the Scheduled Lease Termination Date for up to three (3) years expiring on or before the three (3) year anniversary of the original Scheduled Lease Termination Date, then the Lessor shall consent to such extension in writing and the Scheduled Lease Termination Date shall be extended to the date requested by the Lessee which date shall be on or prior to (as requested by the Lessee) the three (3) year anniversary of the original Scheduled Lease Termination Date. Any such extension shall be effective upon the execution of documentation evidencing the same (which the Lessor agrees to execute promptly upon request of the Lessee if the Lessor's consent to such extension is to be given pursuant hereto), and containing such additional terms as the Agent, acting in its reasonable discretion, may require; provided that no such documentation or additional terms shall impose any additional liability on Lessor.

         In the event it is determined at any time that the term of this Lease will not be extended beyond the original Scheduled Lease Termination Date, or if a Non-Completion Event occurs, the Lessee shall give to the Lessor and the Agent written notice as provided below specifying which of the options under Section 15(a)(ii) of this Lease the Lessee intends to exercise upon the applicable Lease Termination Date:

                  (x) if the Scheduled Lease Termination Date is not to be extended because the Agent or any Lender(or assignee thereof) or Lessor has refused or is deemed to have refused the Lessee's request for extension, then the Lessee shall give the Lessor notice within thirty
         (30) days of the earlier to occur of (A) the date the Lessee receives written notice of said refusal or (B) the date of such deemed refusal pursuant to Section 2.10 of the Credit Agreement;

                  (y) if the Scheduled Lease Termination Date is not to be extended because the Lessee chooses not to request such extension, the Lessee shall give the Lessor notice on any date that is not less than twelve (12) months and no more than eighteen (18) months prior to the then current Scheduled Lease Termination Date; and

                  (z) if a Non-Completion Event occurs, the Lessee shall give the Lessor notice within five (5) Business Days of the date of the Non-Completion Event.

         In the event the Lessee fails to give timely written notice to the Lessor on or before the dates herein provided, the Lessee shall be deemed to have elected to purchase the Facility on the Lease Termination Date for the Purchase Price.

                  Section 3. PAYMENTS.

                  (a) The Lessee shall pay to the Lessor on the Rent Payment Date for each Rental Period the amount of Basic Rent due for such Rental Period.

                  (b) On the earlier to occur of the Lease Termination Date, the Cancellation Date or the Option Date, Lessee shall pay to Lessor the Final Rent Payment (or, if a Non-Completion Event has occurred, the Completion Costs Payment).

                  (c) In addition to Basic Rent and the Final Rent Payment (or the Completion Costs Payment, if applicable), the Lessee will also pay to the Lessor, from time to time, quarterly upon demand by the Lessor or the Agent (or at such more frequent times as they may deem appropriate in the circumstances), as additional rent ("SUPPLEMENTAL RENT") the following (but without duplication of any amounts included in the calculation of Rent):

                  (i) a fee payable to the Agent in the amount of $500 per month or portion thereof, payable quarterly in advance on the first day of each quarter for and during the Construction Period; all out-of-pocket costs and expenses reasonably incurred by the Lessor or the Agent in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Transaction Documents, including, but not limited to, the following: (A) fees and expenses of the Lessor and the Agent, including, without limitation, reasonable attorneys' fees and expenses; (B) all other amounts, including, without limitation, fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under the Credit Agreement or any other Transaction Document;
         (C) all yield maintenance, capital adequacy and other costs contemplated under Article V of the Credit Agreement, and (D) all out-of-pocket costs and expenses incurred by the Lessor or the Agent (and, in the case of clause (z) below, any Lender) after the date of this Lease (including, without limitation, reasonable attorneys' fees and expenses and other expenses and disbursements reasonably incurred) associated with (x) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease; (y) any Loss Event, Casualty Occurrence or termination of this Lease; and (z) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Transaction Documents; and

                  (ii) all other amounts that the Lessee agrees herein to pay other than Basic Rent, the Final Rent Payment (or the Completion Costs Payment, if applicable) and amounts described in clause (i) above.

                  (d) This Lease is an absolute net lease, and Rent and all other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sums payable hereunder. The obligations of the Lessee to pay Rent and all other sums payable hereunder shall not be affected by reason of: (i) any damage to, or destruction of, the Facility or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any condemnation, including, without limitation, a temporary condemnation of the Facility or any portion thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee's use, occupancy or enjoyment of the Facility or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Facility or any portion thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Facility or any portion thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other Transaction Document; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Governmental Authority; or (ix) any other Loss Event, Casualty Occurrence or other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, except as expressly provided in Section 15, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent or other sums payable hereunder. The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease. All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

                  (e) Subject to the Lessee's contest rights under Section 13, the Lessee agrees that it will promptly pay all Impositions imposed upon or levied or assessed against the Facility or any portion thereof, or against the Lessor, the Agent or any Lender in connection with the transactions contemplated by this Lease and the other Transaction Documents, or imposed or levied upon, assessed against or measured by any Rent, sales or other sums payable hereunder, or any sums levied in connection with the execution, delivery or recording of the Transaction Documents, and will furnish to the Lessor upon request copies of official receipts or other proof evidencing such payment; PROVIDED, HOWEVER, that the Lessee shall not be obligated to pay (i) any Impositions that are based upon or measured by the Lessor's, the Agent's or any Lender's overall net income, or which are in substitution for, or relieve the Lessor, the Agent or any Lender from, any actual Imposition based upon or measured by the Lessor's, the Agent's or any Lender's overall net income (excluding, however, Impositions imposed with respect to the payment, receipt or accrual of any indemnity payment under this Lease or any other Transaction Document); (ii) Impositions constituting franchise taxes imposed on any Lender by the jurisdiction under the laws of which such Lender is organized or qualified or any political subdivision thereof or by the jurisdiction in which such Lender's lending office is located; or (iii) any Impositions attributable to the gross negligence or willful misconduct of the Agent or any Lender. The Lessee further agrees that, subject to its rights under Section 13, it will, at its expense, do all things required to be done by the Lessor in connection with the levy, assessment, billing or payment of any Impositions that it is required to pay pursuant to the preceding sentence, and is hereby authorized by the Lessor to act for and on behalf of the Lessor in any and all such respects and to prepare and file, on behalf of the Lessor, all tax returns and reports required to be filed by the Lessor (other than federal income tax returns and documents related thereto, subject to
Section 25) concerning the Facility. The Lessee's payment and other obligations under this Section 3(f) shall survive the termination of this Lease. In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Imposition pursuant to any Governmental Requirement, then the Lessee will:

                  (1) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                  (2) promptly forward to the Lessor, if available, an official receipt or other documentation satisfactory to the Lessor evidencing such payment to such Governmental Authority; and

                  (3) pay to the Lessor such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lessor will equal the full amount the Lessor would have received had no such withholding or deduction been required.

                  (f) All payments by the Lessee pursuant to this Lease shall be made by the Lessee to the Lessor. All such payments required to be made to the Lessor shall be made not later than 12:00 noon, prevailing Eastern time, on the date due, in immediately available funds, to such account with the Agent as the Lessor shall specify from time to time by notice to the Lessee. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein or in the Credit Agreement, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, interest, yield and fees, if any, in connection with such payment.

                  (g) The Lessee shall pay on demand to the Lessor interest at the Default Rate on all amounts payable by the Lessee to the Lessor hereunder in respect of overdue principal of, interest and yield on, and fees in respect of Loans and Lessor Investment Payments, and all other amounts payable under this Lease or any of the other Transaction Documents, from the due date thereof until paid in full.

                  Section 4.        [ RESERVED ].

                  Section 5. CREDIT AGREEMENT; AGENCY AGREEMENT. The Lessee and the Lessor are entering into the Credit Agreement with the Agent and the Lenders pursuant and subject to which the Lessor will fund, and the Lenders will fund for the account of the Lessor, the Funded Amount as therein provided up to but not exceeding, for the entire Facility, the sum of the Lessor Investment Commitment and the Aggregate Loan Commitments. In addition, the Lessee is entering into the Agency Agreement with the Lessor pursuant to which the Lessee will act as the Facility Agent for the Lessor in causing the completion of certain enhancements and improvements to, and the purchase, manufacture, construction, improvement, renovation, assembly and installation of, the Facility. Upon funding pursuant to the Credit Agreement, title to all components of the Facility funded shall be and remain in the Lessor, and, commencing with the Lease Commencement Date, the Facility shall be subject to the terms and conditions of this Lease. The Facility and all components thereof shall be purchased, manufactured, constructed, improved, renovated, assembled or installed, as applicable, in accordance with the Related Contracts entered into by the Lessee pursuant to the Agency Agreement.

                  Section 6. TITLE TO REMAIN IN THE LESSOR. The Lessor shall own 100% of the legal and beneficial interest in the Facility. All accessories, equipment, parts, fixtures and devices affixed or placed on the Facility from time to time by the Lessee, other than Excluded Equipment, and all modifications, alterations, renovations or improvements to the Facility made by the Lessee shall be and become part of the Facility for the purposes of this Lease and shall be Property of the Lessor subject to the terms of this Lease; PROVIDED that the Lessor's interest in any portion of the Facility that is replaced by the Lessee in a manner not violative of this Lease shall be deemed released from this Lease (and the Collateral) and thereupon become the Property of the Lessee automatically, without further action by the Lessor, and the Lessor shall perform all acts and execute all documents that the Lessee reasonably requests to give effect to the foregoing at the expense of the Lessee, including the execution and delivery of bills of sale and other documents of transfer. This Lease shall not give or grant to the Lessee any right, title or interest in or to the Facility, except the rights expressly conferred by this Lease. All Excluded Equipment shall at all times remain the property of Lessee at all times during the term of the Lease. The Lessor acknowledges and agrees that the Lessee may finance the purchase, lease, installation and replacement of any Excluded Equipment, subject to the provisions of Section 8.15 of the Credit Agreement. Upon termination of the lease, if the Lessee does not purchase the Facility pursuant to Section 15, the Lessee shall have the right to remove any of the Excluded Equipment from the Facility, provided that it repairs any damage caused to the Facility in the process of such removal.

                  Section 7.  MAINTENANCE OF THE FACILITY; OPERATIONS.

                  (a) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) cause the Facility to be maintained in all material respects in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturer's or supplier's manuals or warranties, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and (ii) to all things necessary to prevent the incurrence of any Environmental Damages or Environmental Liabilities relating to the Facility or any business conducted in or relating to the Facility or the Site, and cause the Facility to continue to have at all times, in all material respects, and in compliance with all applicable Governmental Requirements and Insurance Requirements, the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan and to be utilized commercially for the Permitted Use.

                  (b) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to, promptly replace, or cause to be replaced, the Facility, or parts thereof which may from time to time be incorporated or installed in or attached to the Facility, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever. All replacement parts shall be free and clear of all Liens other than Permitted Liens, and, except for temporary replacement parts utilized pending installation of permanent replacement parts, shall be of a type customarily used in the industry at such time for such purpose, shall be in as good operating condition as, and shall have a utility and useful life at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

                  (c) Notwithstanding the provisions of Section 8 and the foregoing provisions of this Section 7, the Lessee shall not (except as may be required by any Governmental Requirement) remove, replace or alter any portion of the Facility or affix or place any accessory, equipment, part or device on any portion of the Facility, if such removal, replacement, alteration or addition would impair the originally intended function or use of the Facility so as to materially reduce the value of the Facility taken as a whole, or materially decrease the estimated useful life of the Facility.

                  (d) The Lessor shall not be required in any way to maintain, repair or rebuild the Facility or any portion thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

                  (e) The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee's own cost and expense to: (i) comply with all applicable Environmental Requirements with regard to the Facility and all parts thereof; and (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Facility or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Requirement. The Lessor and the Lessee hereby acknowledge and agree that the Lessee's obligations hereunder with respect to Environmental Requirements are intended to bind the Lessee with respect to matters and conditions involving the Facility or any part thereof.

                  Section 8.  MODIFICATIONS.

                  (a) The Lessee shall make no modifications, alterations, renovations or improvements to the Facility without the prior written consent of the Lessor, provided however, that subject to the terms of Section 8(b), the Lessee shall have the right to make modifications, alterations, renovations or improvements to the Facility so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Facility as a whole; (ii) materially and adversely affect the capacity and performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan; (iii) materially deviate from the Facility Plan; or (iv) materially and adversely affect the estimated useful life of the Facility. Within twenty (20) Business Days of the end of each calendar year, an Authorized Officer of the Lessee shall deliver to the Lessor and the Agent a schedule certifying to the Agent's satisfaction: (x) the nature of the repairs, replacements, modifications, alterations, renovations or improvements to the Facility made during such year having a cost of at least $250,000 at the time made, and (y) that the Facility continues to have, in all material respects, the capacity and functional ability to perform on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan or, if not, specifying the reason for any such deficiency. Within twenty (20) Business Days after the occurrence of any Loss Event or Casualty Occurrence with respect to the Facility, an Authorized Officer of the Lessee shall deliver to the Lessor and the Agent a notice describing the occurrence and nature of any such Loss Event or Casualty Occurrence.

                  (b) If the Lessee determines that any part of the Facility is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan, then the Lessee (except when such action or removal may be required by any applicable Governmental Requirement, in which event, the Lessee shall promptly give the Agent notice of such action or removal) shall give the Lessor and the Agent at least thirty (30) days' notice prior to taking any action as the result of such determination and shall not remove any such portion unless and until the Agent has determined that (i) such portion is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed in all material respects as specified in the Facility Plan, (ii) removal of such portion does not materially reduce the value of the Facility as a whole, and (iii) removal of such portion does not materially decrease the estimated useful life of the Facility. This Section 8(b) shall not apply to worn out or obsolete Property or damaged Property (to the extent such damage does not constitute a Casualty Occurrence or Loss Event) removed and replaced by the Lessee in accordance with Section 7(b).

                  Section 9. FURTHER ASSURANCES. The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor's title to the Facility and the Lessor's interests in this Lease, and shall, at the Lessee's expense, cause such documents to be recorded, filed or registered in such places as the Lessor may request and to be re-recorded, refiled or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof. The Lessor shall not grant or create any Lien on the Facility to any Person except Permitted Liens, Liens in favor of the Agent and the Lenders and Liens pursuant to this Lease, the Security Instruments and the other Transaction Documents.

                  Section 10. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND INSURANCE REQUIREMENTS: RELATED CONTRACTS. The Lessee, at its expense, will comply with all Governmental Requirements applicable to the Facility or any portion thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition of the Facility or any portion thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to ownership of the Facility or any portion thereof. In addition, the Lessee, so long as no Event of Default has occurred and is continuing, is hereby authorized by the

Lessor to, and shall, fully and promptly keep, observe, perform and satisfy on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

                  Section 11.  CONDITION AND USE OF FACILITY; QUIET
                               ENJOYMENT.

                  (a) The Facility is leased and the Lessee accepts and takes possession of the Facility as is, where is, and with all faults and in the condition thereof and subject to the rights of any parties in possession thereof, the state of the title thereto, the rights of ownership therein and subject to all Governmental Requirements now in effect or hereafter adopted, in each case as in existence when the same first becomes subject to this Lease, without representations and warranties of any kind as to title by the Lessor, the Agent, any Lender or any Person acting on behalf of any of them. The Lessee acknowledges and agrees that the Facility has not been selected by the Lessor, the Agent or any Lender, that none of the Lessor, the Agent or any Lender has supplied any specifications with respect to the Facility and that none of the Lessor, the Agent or any Lender (i) is a Vendor of, or merchant or supplier with respect to, any of the Property comprising the Facility or any Property of such kind, (ii) has made any recommendation, given any advice or taken any other action with respect to the choice of any manufacturer, supplier or transporter of, or any vendor of or other contractor, including, without limitation, with respect to Property comprising the Facility, (iii) has at any time had physical possession of any such Property, (iv) has made or is making any warranty, express or implied, relating to the Facility, including without limitation, with respect to title, merchantability, fitness for a particular purpose or otherwise, the design, condition, quality of material or workmanship, conformity to specifications, freedom from patent or trademark infringement, absence of any latent or other defects, whether or not discoverable, whether arising pursuant to the UCC or any other present or future law or otherwise, or compliance with Applicable Permits or other Governmental Requirements, or (v) shall be liable for incidental or consequential damages (including liability in tort, strict or otherwise). In the event of any defect or deficiency of any nature in the Facility or any Property or other item constituting a portion thereof, whether patent or latent, none of the Lessor, the Agent, or any Lender shall have any responsibility or liability with respect thereto. The provisions of this Section 11 have been negotiated and are intended to be a complete exclusion and negation of any and all warranties, express or implied, by the Lessor, the Agent and the Lenders with respect to the Facility or any Property or other item constituting a portion thereof, whether arising pursuant to the UCC or any other law now or hereafter in effect.

                  (b) The Lessor hereby assigns to the Lessee, until the occurrence of a Cancellation Event or Termination Event hereunder, the benefits in respect of any Vendor's warranties or undertakings, express or implied, relating to the Facility (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof. The Lessor hereby authorizes the Lessee, at the Lessee's expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except after the occurrence of a Cancellation Event or Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence of a Cancellation Event or Termination Event, to pay the same in the form received (with any necessary endorsement) to the Lessor.

                  (c) The Lessee may use the Facility for the Permitted Use provided that the value of the Facility is not diminished by any such use other than as a result of normal wear and tear in the ordinary course of business. During the term of this Lease, the Lessor covenants that unless a Cancellation Event or a Termination Event has occurred and is continuing and except as may arise under a Permitted Lien or as may otherwise by contemplated under the Transaction Documents, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Facility by the Lessee; PROVIDED, HOWEVER, that the Lessor, the Agent, the Lenders and their respective successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, enter upon and examine the Facility or any part thereof at reasonable times, subject to the provisions of Section 19; and PROVIDED FURTHER, HOWEVER, that the Lessor is not hereby warranting the state or quality of the title to any portion of the Facility. Any failure by the Lessor to comply with the foregoing provisions of this Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent or other sum payable under this Lease or any other Transaction Document, or to fail to perform or observe any other covenant, agreement or obligation hereunder or thereunder. The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value, use or usefulness of the Facility for the

Permitted Use in accordance with the design of the Facility, ordinary wear and tear excepted.

                  Section 12.  LIENS.

                  (a) The Lessee will not directly or indirectly create, or permit to be created or to remain, and at the Lessee's expense will discharge within twenty (20) days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien upon the Lease or the Facility except (i) any Lien being contested as permitted by and in accordance with Section 13, or (ii) Permitted Liens. The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Facility or the applicable portion thereof for the Permitted Use is not materially lessened thereby. The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document that would, in the opinion of the Lessor, materially and adversely affect the value or use of the Facility or any portion thereof for the Permitted Use or otherwise materially and adversely affect the transactions contemplated by the Transaction Documents or the interests of the Lessor, the Agent or the Lenders in the Facility or under the Transaction Documents or otherwise.

                  (b) The Lessor will not directly or indirectly sell, transfer or otherwise dispose of, or create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to, its interest in the Facility arising by or through it or its actions, except Permitted Liens.

                  (c) The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of its interest in the Facility.

                  (d) The Lessee acknowledges and agrees that this Lease is subsequent, inferior, junior and subordinate in all respects to the Liens created pursuant to the Security Instruments. The Lessee will not contest or otherwise challenge through litigation or by any other means the agreement of the parties hereto that the right, title and interest of the Agent, on behalf of the Lenders, as the secured party under the Security Instruments in and to the Facility is senior and superior to the right, title and interest of the Lessee under this Lease.

                  Section 13. PERMITTED CONTESTS. Notwithstanding any other provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Facility or any material part thereof or interest therein, the Lessee may at its expense contest any Imposition which it is required to pay hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition from the Lessor, the Agent, or the Lenders or against the Facility or any portion thereof; PROVIDED, HOWEVER, that the actions of the Lessee, as authorized by this Section 13, shall be subject to the express written consent of the Agent and the Lessor if such actions would subject the Agent, the Lessor or any such Lender or the Facility or any portion thereof to any liability or loss not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition. The Lessee will pay, and save the Lessor, the Agent and each such Lender harmless against, all losses, Judgments and reasonable costs, including attorneys' fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith. The Lessee shall prevent any foreclosure, judicial sale, taking, loss or forfeiture of the Facility or any portion thereof, or any interference with or deductions from any Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition. The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee's sole cost and expense; and the Lessee shall indemnify and hold the Lessor harmless from and against all liabilities, costs and expenses in connection with such contest. The Lessee shall notify the Lessor of each such proceeding within ten (10) days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

                  Section 14. INSURANCE, ETC. The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained, throughout the term of this Lease insurance with respect to its business and the Facility in accordance with the requirements of Schedule 1.

                  (a) The Lessee shall bear all risk of loss (including any Loss Event or Casualty Occurrence), whether by casualty, theft, taking, confiscation or otherwise, with respect to the Facility or any portion thereof, at all times during the term of this Lease until possession of the Facility has been accepted by the Lessor pursuant to Section 17.

                  (b) So long as no Termination Event or Cancellation Event shall have occurred shall have occurred and be continuing, any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to the Facility or portion thereof (other than a Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to the Facility in accordance with Section 7 or, to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to reimburse the Lessee. The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor paid in full. Upon the occurrence of any Termination Event or Cancellation Event, the Lessor shall be entitled to receive and retain any such payments for application to the obligations of the Lessee hereunder.

                  (c) Upon a Casualty Occurrence, the Lessee shall give prompt notice thereof to the Lessor and shall within thirty (30) days of the date of such Casualty Occurrence either (i) offer to purchase the whole of the Facility for the Purchase Price as provided in Section 15(c) or (ii) provide the Lessor and the Agent with a replacement plan acceptable to the Lessor and the Agent setting forth how the Lessee shall replace, or cause to be replaced, at the Lessee's own cost and expense, within (A) in the case of a Casualty Occurrence in an aggregate amount less than $100,000, 90 days after the Casualty Occurrence, (B) in the case of a Casualty Occurrence of $100,000 or more but less than $250,000, 180 days after the Casualty Occurrence, and (C) in the case of a Casualty Occurrence of $250,000 or more, 270 days after the Casualty Occurrence, but in any case no later than the end of the Construction Term (if the Casualty Loss occurs during the Construction Term) or the Scheduled Lease Termination Date, as applicable, such portion of the Facility that is the subject of a Casualty Occurrence in accordance with this Section 14(d) and
Section 7. If the Lessee chooses the option set forth in clause (ii) of the preceding sentence, within the later to occur of (x) sixty (60) days after the date of the Casualty Occurrence and (y) satisfaction of all applicable Governmental Requirements, and obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than ninety (90) days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or replacements as specified in the replacement plan and shall thereafter proceed diligently with such repairs and replacements to completion (or, in the case of (A) above, such repairs and replacements shall have been completed within such time). After completion of the repairs and replacements, the Lessee shall demonstrate to the satisfaction of the Lessor and the Agent that operations, capacity and production from the Facility have been restored to the standards required for Completion.

                  (d) All replacement Property of the Facility (other than temporary replacement parts and equipment installed pending installation of permanent replacement Property) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Property replaced immediately prior to the Casualty Occurrence to which such Property was subject. For purposes of this Lease (including without limitation
Section 14(d) and Section 7), the Funded Amount and book value of the replacement Property shall be deemed to equal the Funded Amount and book value of the part(s) replaced thereby. All Property of the Facility at any time removed from this Lease pursuant to Section 14(d) and Section 7 shall remain the property of the Lessor, no matter where located, until such time as insurance proceeds have been received by the Lessor at least equal to the book value of such portion of the Facility or such portion shall be replaced by suitable items that have been incorporated or installed on or attached to the Facility and that meet the requirements specified above. Immediately upon any permanent replacement Property becoming incorporated or installed on or attached to the Facility as provided above, without further act, such permanent replacements shall become subject to this Lease and be deemed part of the Facility for all purposes hereof to the same extent as any other parts of the Facility. All amounts of insurance proceeds for Property losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Facility shall be deposited into the Restoration Account from any losses exceeding $250,000 per occurrence and held and released, together with accrued interest thereon, as hereinafter provided. So long as a Cancellation Event or Termination Event shall not have occurred, and provided that the Lessor and the Agent shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Agent in all respects), then the amounts available in the Restoration Account, together with accrued interest thereon, shall be released by the Lessor immediately upon receipt of such certification or, if applicable, from time to time on the last Business Day of each month during the period of repair, rebuilding and restoration in payment therefor against presentation to the Lessor of a certificate executed by an Authorized Officer of the Lessee to the effect that expenditures have been made, or costs incurred, by or for the account of the Lessee or are reasonably anticipated to be made during the immediately following one month period in a specified amount for the purposes of making repairs, rebuilding and restoration in the amounts specified, that no

Cancellation Event or Termination Event exists and all conditions precedent herein provided relating to such withdrawal and payment have been satisfied. Upon the occurrence of any Termination Event or Cancellation Event, the Lessor shall be entitled to retain all amounts in the Restoration Account for application to the obligations of the Lessee hereunder.

                  (e) If any Loss Event or Casualty Occurrence shall occur, the Lessee shall promptly notify the Lessor and the Agent of such event in writing.

                  Section 15.  TERMINATION; CANCELLATION; PURCHASE
OPTION.

                  (a) (i) The termination of this Lease (A) in accordance with
         Section 2(b) (whether upon the scheduled expiration hereof or by the refusal to agree to extend the then current Scheduled Lease Termination
         Date), or (B) as a result of the declaration by Agent of a Non-Completion Event, shall be a "TERMINATION EVENT," the effect of which shall be to cause this Lease to terminate on the applicable Lease Termination Date.

                           (ii) If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of
         Section 2(b), without further notice or demand to the Lessee, either

                  (A) purchase the Facility from the Lessor for the Purchase Price; or

                  (B) so long as no Cancellation Event has occurred:

                           (1) pay to the Lessor, or at the Lessor's option, to the Agent for the account of the Lessor, the Final Rent Payment (or Completion Costs Payment, if a Non-Completion Event has occurred); and

                           (2) attempt to sell (until such time as the Lessor shall have terminated, in accordance with the Agency Agreement, the Lessee's obligation to so attempt to sell the Facility), subject to the Agent's prior written approval, the Facility, as agent for the Lessor, without recourse or warranty by the Lessor, for a net cash purchase price not less than, and remit to the Lessor the net cash sales proceeds equal to, the Termination Value less any amount paid pursuant to Section 15(a)(ii)(B)(1). The Lessor and/or the Agent shall also have the right (but not the obligation) to sell the Facility and/or solicit bids, each in its sole and absolute discretion.

                  (b) (i) Each of the following events shall be a "CANCELLATION EVENT", the effect of which shall be to cause this Lease to be terminated in accordance with the following provisions on the "CANCELLATION DATE" specified:

                  (A) the occurrence of (1) an Event of Default (other than an Event of Default under Section 17(a)(iv) hereof or Section 9.01(h) or
         (i) of the Credit Agreement) and the delivery by the Agent to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the existence of such Event of Default, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee, or (2) an Event of Default under Section 17(a)(iv) hereof or Section 9.01(h) or (i) of the Credit Agreement in which case the Cancellation Date shall occur immediately upon the occurrence of such Event of Default; or

                  (B) the occurrence of a Loss Event, in which case the Cancellation Date shall be the fifth (5th) Business Day after such event occurs; or

                  (C) the occurrence of a Casualty Occurrence in respect of the Facility and the failure of the Lessee to purchase the Facility or to replace or repair the Facility or such portion thereof in accordance with, and within the time required by, Section 14(d), including, without limitation, subsections (i) and (ii) thereof, and the delivery by the Agent to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date shall be the fifth (5th) Business Day after the date of delivery of said notice; or

                  (D) the occurrence of Change of Control and the delivery by the Agent (acting at the direction of the Majority Lenders) to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the occurrence of such Change of Control, in which case the Cancellation Date will be the fifth (5th) Business Day after the date of delivery of said notice to the Lessee.

                           (ii) If a Cancellation Event occurs, the Lessee, on the Cancellation Date, shall, without further notice or demand to the Lessee, either (A) purchase the Facility from the Lessor for the Purchase Price, or (B) pay to Lessor the Termination Value. If requested by the Lessor, the Lessee shall pay the Purchase Price or the Termination Value, as the case may be, to the Agent for the account of the Lessor.

                  (c) The Lessee may, from time to time and at any time, deliver to the Lessor and the Agent notice of its intent to terminate this Lease, in which case the Lessee shall purchase the Facility from the Lessor for the Purchase Price on any Rent Payment Date that is not less than thirty (30) nor more than sixty (60) days after such notice (the "OPTION DATE"). Upon payment in full of the Purchase Price, this Lease shall terminate.

                  (d) This Lease shall cease and terminate on the Lease Termination Date, Cancellation Date or Option Date, as applicable, except with respect to (i) obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease, or by reason of events or circumstances occurring or existing, on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent and the Termination Value, the Purchase Price and amounts owing pursuant to Section 16), (ii) all rights and remedies of the Lessor under or in respect of this Lease, including without limitation the provisions of Section 26 hereof, and (iii) obligations of the Lessee which by the terms of this Lease expressly survive termination. Promptly after either the Lessee or the Lessor shall learn of the happening of any Termination Event or Cancellation Event, such party shall give notice thereof to the other party hereto and to the Agent.

                  (e) In the event Lessee elects to purchase the Facility upon the occurrence of a Termination Event (other than the expiration of this Lease on a Scheduled Lease Termination Date) or a Cancellation Event, Lessee in its sole discretion in order to ensure the orderly conveyance of the Facility may postpone the closing date for such conveyance (whether or not extended, the "Purchase Closing Date") to a reasonable date within sixty (60) days following the Lease Termination Date or Cancellation Date, as applicable; provided however, that notwithstanding any such postponement the Lessee shall nonetheless be required to deposit on or before the Lease Termination Date or Cancellation Date, as applicable, the Purchase Price (estimated at the time of the deposit) with the nationally recognized title insurance company which insured Lessor's leasehold interest in the Facility (or if such title company is unable or unwilling to serve in such capacity, a replacement nationally recognized title insurance company designated by Lessor) to be held in escrow pending consummation of the closing on or before the extended Purchase Closing Date. Lessor or Agent shall notify Lessee of any such postponement and the proposed extended Purchase Closing Date in writing on or before the Lease Termination Date or Cancellation Date, as applicable. Provided that Lessee deposits the estimated Purchase Price on or before the applicable Lease Termination Date or Cancellation Date, as appropriate, Lessee shall be deemed to have been granted a temporary license by Lessor entitling Lessee to retain possession of the Facility through the Purchase Closing Date provided that Lessee complies with all obligations of Lessee under this Lease as though this Lease were still in full force and effect (including without limitation, compliance with permitted use, maintenance and insurance coverage requirements). In the event of an extension of the Purchase Closing Date as herein contemplated, the Purchase Price (including the Final Rent Payment component thereof) will be calculated as of such extended Purchase Closing Date. This Section 15(e) shall survive the termination of this Lease.

                  Section 16. TRANSFER OF TITLE ON REMOVAL OF FACILITY; EXPENSES OF TRANSFER.

                  (a) Upon any sale or purchase permitted by Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in the Facility (i) free and clear of any Lien created by, through or under the Lessor other than Permitted Liens or Liens created at the request of or as a result of the actions of Lessee or anyone acting by, through or under Lessee, or as a result of the failure of Lessee to carry out any of its obligations under this Lease or the other Transaction Documents, and (ii) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Liens as aforesaid).

                  (b) Whenever the Lessee has the right to purchase or transfer to itself the Facility pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

                  (c) Upon any sale or transfer of the Facility pursuant to any provision of this Lease, the Lessee shall pay the expenses of the Agent and the Lessor, including, without limitation, reasonable attorneys' fees and expenses, in connection with such sale or transfer.

                  (d) If, on the Lease Termination Date or on the Cancellation Date, as applicable, the Lessee or any of its Affiliates has not elected to acquire the Facility, the Lessee shall surrender the Facility to the Lessor free from all Liens except Permitted Liens (other than those described in clause
(ii)(b) of the definition of Permitted Liens), in the same operating condition (except for ordinary wear and tear) with the remaining original estimated useful life contemplated by the Facility Plan intact and having the same capacity and efficiency as the Facility had on the Lease Commencement Date, and in compliance in all material respects with all Governmental Requirements and Insurance Requirements, and free of all Environmental Damages and Environmental Liabilities. To evidence the foregoing and accomplish the surrender of the Facility, the Lessee shall provide the following items (x) in the event of a Termination Event under Section 15(a)(i)(A) within nine (9) months prior to the then current Lease Termination Date, with final confirmation of the same at least thirty (30) days but not more than sixty (60) days prior thereto and (y) in the event of a Termination Event under Section 15(a)(i)(B), as soon as practicable but in any event at least three (3) Business Days prior to the Lease Termination Date or Cancellation Date, as applicable:

                  (i) evidence satisfactory to the Lessor and the Agent that all Applicable Permits, Related Contracts, patents, trademarks and copyrights, and all other rights and services reasonably required to operate the Facility have been, or on or prior to the Lease Termination Date shall be, transferred to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date or Cancellation Date, as applicable, shall be, given the right to use each such item) and can be transferred to (or used by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements);

                  (ii) conveyancing, assignment, transfer, termination and other documents that, in the sole discretion of the Lessor, the Agent and the Lenders, are sufficient to (A) vest in the Lessor good and marketable title to the Facility, free and clear of all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens) and (B) terminate the rights of the Lessee and all other Persons in and to the Facility;

                  (iii) evidence satisfactory to the Lessor and the Agent that the Facility has been operated and maintained in accordance with the requirements of the Transaction Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

                  (iv) evidence satisfactory to the Agent that the Facility is being used solely for the Permitted Use and is operating in accordance with the requirements set forth in the Facility Plan, meets or exceeds the original design specifications and is capable of operating and being used for the Permitted Use as set forth in the Facility Plan, and has the remaining original estimated useful life contemplated by the Facility Plan;

                  (v) evidence satisfactory to the Lessor and the Agent, in their sole discretion, that (A) no default exists under the Agency Agreement, (B) all agreements and arrangements to provide the services and rights contemplated by the Agency Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease Termination Date or Cancellation Date, as applicable and (C) such agreements and arrangements adequately provide for the services and other rights contemplated by the Agency Agreement;

                  (vi)  an updated Environmental Assessment and

                  (vii) such other documents, instruments, assessments, investigations, legal opinions, surveys and other items as the Lessor and/or the Agent may reasonably request to evidence to the satisfaction of each of the Lessor, the Agent and the Lenders (in each case, in their sole discretion) that (A) the Lessor has all Property, services, Permits, assets and rights necessary to own, operate and maintain the Facility from and after the Lease Termination Date or Cancellation Date, as applicable, and (B) no Default, Loss Event or Casualty Occurrence then exists.

         To the extent the Facility is not in the condition required by this
         Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance. The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of the Facility as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to prevent or remedy any Environmental Damages or Environmental Liabilities or to consummate the delivery of possession of the Facility to the Lessor hereunder.

                  Section 17.  EVENTS OF DEFAULT AND REMEDIES.

                  (a) Each of the following acts or occurrences shall constitute an "EVENT OF DEFAULT" hereunder:

                  (i) default in the payment of the Purchase Price on the Option Date, or in the payment of the Purchase Price or in the Termination Value on the Cancellation Date or the Purchase Closing Date, as applicable, or in the payment of the Purchase Price or the Final Rent Payment on the Lease Termination Date or the Purchase Closing Date, as applicable; or the default in the payment when due of any Basic Rent and the continuance of such default for five (5) Business Days thereafter; or the default in the payment when due of any Supplemental Rent, the amount of any Indemnified Risk or any other amount due hereunder or under any other Transaction Document and the continuance of such default for five (5) Business Days thereafter; or

                  (ii) any representation or warranty made or deemed made by the Lessee herein, by Lessee or any Guarantor in any other

         Transaction Document or otherwise in writing in connection with or pursuant to this Lease or any other Transaction Document, shall be false or misleading in any material respect on the date made or deemed made; or

                  (iii) an Event of Default under the Credit Agreement;

                  (iv) The Lessor or any Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (B) an involuntary case or other proceeding shall be commenced against the Lessee or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (C) an order for relief shall be entered against the Lessee or any Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

                  (v) The Lessee shall fail to observe or perform any covenant or agreement contained in Sections 12, 14 and 26 of this Lease or any Guarantor shall fail to observe or perform any covenant or agreement contained in the Guaranty (Lessee); or

                  (vi) Lessee shall abandon the Facility; provided however that for purposes of this Section 17(a)(vii), the term "abandon" shall not include the mere failure of Lessee to occupy the Facility so long as Lessee continues to perform its obligations hereunder and other Transaction Documents including without limitation maintenance of the Facility, maintenance of required insurance, compliance with Governmental Requirements and Insurance Requirements and payment of all Rent.

                  (b) Upon the occurrence and during the continuance of any Event of Default, the Lessor may do any one or more of the following (without prejudice to the obligations of the Lessee under Section 15(b)(ii)):

                  (i) proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; and/or

                  (ii) by notice to the Lessee, either (x) terminate this Lease in accordance with Section 15, whereupon the Lessee's interest and all rights of the Lessee to the use of the Facility shall forthwith terminate subject to the Lessee's rights under such Section 15 to acquire the Facility on the Purchase Closing Date as provided herein, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder; or (y) terminate the Lessee's right to possession of the Facility or any portion thereof; and/or

                  (iii) exercise any and all other remedies available under applicable law or at equity.

                  (c) After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease and the Lessee has not exercised its option under Section 15(c), this Lease shall continue in effect and the Lessor may enforce all of the Lessor's rights and remedies under this Lease, including, without limitation, the right to recover the Basic Rent and Supplemental Rent as it becomes due under this Lease. For the purposes hereof, the following do not constitute a cancellation or termination of this Lease: (i) acts of maintenance or preservation of the Facility or any portion thereof, (ii) efforts by the Lessor or the Agent to relet the Facility or any portion thereof, including, without limitation, termination of any sublease of the Facility and removal of any subtenant from the Facility, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor's interest under this Lease.

                  (d) If (i) on the Lease Termination Date, the Facility is not acquired by the Lessee or its designee by payment of the Purchase Price, or (ii) on the Cancellation Date or Option Date, the Lessee or its designee has defaulted in its obligation to acquire the Facility and pay the Purchase Price, or if applicable, the Termination Value, in accordance with Lessee's election under Section 15(b)(ii), then the Lessor shall have the immediate right of possession of the Facility and the right to enter onto the Site, and the Lessor may thenceforth hold, possess and enjoy the Facility free from any rights of the Lessee and any Person claiming by, through or under the Lessee. The Lessor shall be under no liability by reason of any such repossession of the Facility or entry onto the Site.

                  (e) Should the Lessor elect to repossess the Facility or any portion thereof upon cancellation or termination of this Lease or otherwise in the exercise of the Lessor's remedies, the Lessee shall peaceably quit and surrender the Facility or any such portion thereof to the Lessor and either (i) deliver possession of the Facility to the Lessor or (ii) allow Lessor or its agents or assigns to enter onto the Facility and the Site to remove any and all of the Property comprising the Facility at the expense of the Lessee, and neither the Lessee nor any Person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of the Facility or any portion thereof but shall forthwith peaceably quit and surrender the Facility to the Lessor.

                  (f) At any time after the repossession of the Facility or any portion thereof, whether or not this Lease shall have been canceled or terminated, the Lessor may (but shall be under no obligation to) relet the Facility or the applicable portion thereof without notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine. The Lessor may collect and receive any rents payable by reason of such reletting, and the Lessor shall not be liable for any failure to relet the Facility or for any failure to collect any rent due upon any such reletting.

                  (g) The remedies herein provided in case of an Event of Default are in addition to, and without prejudice to, Lessee's continuing obligations under Section 15(b)(ii), and shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy. Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

                  (h) No waiver by the Lessor hereunder of any Default or Event of Default shall constitute a waiver of any other or subsequent Default or Event of Default. To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor's damages upon the occurrence of a Default or Event of Default by taking any action or exercising any remedy that may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

                  Section 18.  CHANGE IN THE LESSEE'S NAME OR STRUCTURE.
The Lessee will not change its name, identity or corporate structure (including, without limitation, by any merger, consolidation or sale of substantially all of its assets) without notifying Lessor of such change in writing at least sixty (60) days prior to the effective date of such change.

                  Section 19. INSPECTION; RIGHT TO ENTER PREMISES OF THE LESSEE. The Lessee shall permit, and cause each of its Subsidiaries to permit, the Agent, the Lessor, any Lender or their respective authorized representatives may (but without any obligation to do so) (i) enter upon the Facility or any premises of the Lessee at reasonable times upon reasonable advance notice in order to inspect the Facility (subject to compliance with applicable safety requirements of Lessee and applicable Governmental Requirements) and to examine, audit and make abstracts from any of their respective books and records and to discuss the condition, compliance with Governmental Requirements, performance of the Facility and the respective affairs, finances and accounts of Lessee and its Subsidiaries with their respective officers, employees and independent accountants. Lessee agrees to coordinate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                  Section 20. RIGHT TO PERFORM THE LESSEE'S COVENANTS. Subject to Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Agent or the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, at the Lessor's sole discretion, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event, may enter upon the Facility for such purpose and take all such action thereon as, at the Lessor's sole discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of the Lessee. All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

                  Section 21.  PARTICIPATION BY CO-LESSEES OR SUBLESSEES.

                  (a) Except as otherwise permitted in this Section 21, neither the Lessor nor the Lessee may assign its rights or obligations under this Lease without the prior consent of all of the Lenders and the Agent. The Lessor has granted a Lien on this Lease to the Agent for the benefit of the Lenders to secure the obligation of the Lessor under the Credit Agreement. The Agent, acting on behalf of the Lenders, shall be entitled to exercise all of the rights, remedies, powers and privileges herein conferred upon Lessor (including, without limitation, in any bankruptcy proceeding), to give or withhold all consents required to be obtained from Lessor hereunder, to give all notices on behalf of the Lessor including notices regarding Rent, the Final Rent Payment and Supplemental Rent due hereunder, to receive all payments to be made to the Lessor hereunder and to approve any sale of the Facility pursuant to Section 15 to a Person other than the Lessee or any designee of the Lessee or for a price less than the Termination Value; PROVIDED, HOWEVER, that nothing herein shall be deemed to be a waiver or relinquishment of the right of the Lessor to receive Supplemental Rent for its out of pocket costs and expenses as described in Section 3(d)(i) or to be indemnified for any matter for which Lessor is entitled to indemnification hereunder.

                  (b) The Lessor and the Lessee may from time to time, so long as no Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation amending this Lease and, as necessary, the other Transaction Documents, to evidence the undertaking of a Person (a "CO-LESSEE") to be responsible for all or certain obligations of the Lessee and the attendant reduction in the obligations of the Lessee hereunder, subject in every case to (i) documentation satisfactory to the Agent and the Lenders amending this Lease and the Transaction Documents and continued perfection and protection of the Lessor's interest; (ii) such documentation shall expressly state that such assignment is subject to the terms of this Lease and the Liens created by the Security Instruments; and (iii) the Lessee remaining primarily liable for all obligations of the tenant of the Facility under this Lease. Any assignment made otherwise than as expressly permitted by this Section 21(b) shall be null and void and of no force and effect.

                  (c) The Lessee may, from time to time, so long as no Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into a sublease and such other documentation as may be necessary with one or more Persons (each a "SUBLESSEE"). In any event, any documentation executed by the Lessee in connection with the subletting of the Facility (i) shall expressly state that such sublease is subject and subordinate to the terms of this Lease and the Liens created by the Security Instruments and (ii) shall not provide for a sublease term ending after the then current Scheduled Lease Termination Date. The Lessee will furnish promptly to the Lessor and Agent copies of all subleases and related documentation entered into by the Lessee from time to time. No sublease permitted by the terms hereof will reduce in any respect the obligations of the Lessee hereunder, it being the intent of the Lessee and the Lessor that the Lessee be and remain directly and primarily liable as a principal for its obligations hereunder. Any sublease made otherwise than as expressly permitted by this Section 21(c) shall be null and void and of no force or effect.

                  Section 22. NOTICES. Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Lessee, at 2850 Douglas Road, Coral Gables, Florida 33135,
Attention: Elizabeth J. Keeler, General Counsel, Telecopier: 305- 460-2396; if to the Lessor, at One Federal Street, Boston, Massachusetts 02211, Attention:
Jay Hart, Telecopier: 617-346-0513; with copies to the Agent at 75 State Street, Boston, Massachusetts 02109, Attention: Ginger Stolzenthaler, Telecopier:
617-346-1634; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Lessor or the Agent by telephone shall be effective if the Lessor or the Agent believes in good faith that it was given by an authorized representative of the Lessee and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                  Section 23. AMENDMENTS AND WAIVERS. The provisions of this Lease may from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee, the Lessor and the Agent and, if applicable, in accordance with Section 22.

                  Section 24. SEVERABILITY. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 25. FEDERAL INCOME TAX CONSIDERATIONS. It is the understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of the Facility; and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence. Notwithstanding anything in this Section to the contrary, the Lessor and/or the Agent retain the right to assert that it is the owner of the Facility subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Code or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Facility.

                  Section 26. OTHER PROVISIONS. In order to protect the rights and remedies of the Lessor and the Lessee both during the term of this Lease and following a Default, a Termination Event or a Cancellation Event, and for the purposes of Federal, state and local income and AD VALOREM taxes, state and local sales taxes, documentary stamp and intangibles taxes and other taxes relating to or assessable as a result of the execution, delivery or recording of any of the Transaction Documents and for purposes of Title 11 of the United States Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that
(a) this Lease be treated as the repayment, provisions of a loan by Lessor to Lessee in a collective amount of the aggregate unpaid Tranche A Loans, Tranche B Loans and Lessor Investment Payments and be treated as the security provisions of a loan by Lessor to Lessee in a collective amount of the aggregate unpaid Tranche A Loans, Tranche B Loans and Lessor Investment Payments, (b) a portion of the payments of Rent, Supplemental Rent, the Final Rent Payment (or Completion Costs Payment, if applicable) and the Termination Value be treated as payments of principal, interest and other amounts owing with respect to the Tranche A Loans, the Tranche B Loans and Lessor Investment Payments, respectively, (c) the Lessee should be treated as entitled to all benefits of ownership of the Facility or any part thereof, (d) this Lease be treated as a mortgage, fixture financing statement and security agreement or other similar instrument (the "MORTGAGE") from Lessee, as mortgagor, to Lessee, as mortgagee, and as a security agreement from the Lessee, as debtor, to the Lessor, as secured party, encumbering the Facility and all Property comprising the Facility, and that the Lessee, as debtor and mortgagor, hereby grants and mortgages to the Lessor (the "SECURED PARTY"), as secured party and mortgagee, a first and prior Mortgage and Lien on and security interest in the equipment, fixtures, and any and all other personal property of any kind or character comprising the Facility and all proceeds therefrom, in each case being effective as of the date of this Lease. In such event, the Lessor shall have all of the rights, powers and remedies of a mortgagee and a secured party available under applicable law, including, without limitation, judicial foreclosure, as and to the extent available under applicable law, PROVIDED HOWEVER, that notwithstanding anything to the contrary set forth herein, the amounts secured by the real property Liens and security interests of the Mortgage shall be limited to $360,000.00 plus (y) any other amounts owing to the Lessor or any other party under the Transaction Documents (including Supplemental Rent), and for purposes of this Section 26 the balance of the Obligations in excess of $360,000.00 shall be deemed not secured by real property. The filing of this Lease (or a memorandum hereof) shall be deemed to constitute the filing of a mortgage and fixture filing and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the mortgage lien and security interests in the Facility as aforesaid to secure the payment of all amounts due from time to time from the Lessee to the Lessor under this Lease and the other Transaction Documents (subject to the limitations set forth in the preceding sentence). If this transaction is treated as a financing, the obligation arising hereunder shall be with recourse to the Lessee for all amounts payable by Lessee hereunder and shall not be treated as recourse only to the Facility. To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Facility (other than the real property constituting the Site) be and remain at all times personal property regardless of the manner or extent to which any of the Facility (other than the real property constituting the Site) may be attached or affixed to any real property.

                  This Mortgage secures and shall be security for any and all future advances made by Secured Party relating to the protection and preservation of the "Collateral," as defined below. Nothing contained herein shall be deemed an obligation on the part of the Secured Party to make any further advances.

                  In order to preserve the security interest provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Facility (for purposes of this Section, hereinafter referred to as "COLLATERAL"):

                  (a) CHANGE IN LOCATION OF COLLATERAL OR THE LESSEE. The Lessee will notify the Secured Party on or before the date of any change in location of the Collateral and will, on or before the date of any change in location of the Collateral, prepare and file new or amended financing statements as necessary so that the Secured Party shall continue to have a first and prior perfected Lien (subject only to Permitted Liens) in such Collateral after such change in location. The Lessee will give the Secured Party thirty (30) days' prior written notice of any change in the location of the Lessee's chief executive office or address.

                  (b) DOCUMENTS; COLLATERAL IN POSSESSION OF THIRD PARTIES. If certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, the Lessee will cause the interest of the Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to the Secured Party. If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, the Lessee shall notify such Person of the Secured Party's security interest in such Collateral. Upon the Secured Party's request, the Lessee shall instruct any such Person to hold all such Collateral for the Secured Party's account subject to the Lessee's instructions, or, if an Event of Default shall have occurred and be continuing, subject to the Secured Party's instructions.

                  (c) SALE, DISPOSITION OR ENCUMBRANCE OF COLLATERAL. Except for Permitted Liens, as permitted by any of the Transaction Documents or with the Secured Party's prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

                  (d) PROCEEDS OF COLLATERAL. Except as permitted by any of the Transaction Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral. This Section shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Transaction Documents.

                  (e) FURTHER ASSURANCES. Upon the request of the Secured Party, Lessee shall (at Lessee's expense) execute and deliver all such mortgages, deeds of trust, assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party's interest in the Collateral or to protect, enforce or otherwise effect the Secured Party's rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

                  (f) COLLATERAL ATTACHED TO OTHER PROPERTY. In the event that the Collateral is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records. If the Lessee is not the record owner of such real property, it will provide the Secured Party with any additional security documents or financing statements necessary for the perfection of the Secured Party's Lien in the Collateral, as requested by the Secured Party.

                   (g) LEASE. The Lease will not be amended, supplemented or modified without the written consent of the Secured Party. All payments under the Lease shall be made only to such account as specified by the Secured Party.

                   (h) MORTGAGE REMEDIES. If an Event of Default shall have occurred, Secured Party may institute a proceeding or proceedings, judicial or by such other statutory procedures available in the state in which the Collateral is located, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Collateral under any applicable provision of law. Mortgagee may sell the Collateral, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Mortgage shall continue as a lien and security interest on the remaining portion of the Collateral. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Collateral under or by virtue of this subsection(h, whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                   i) Secured Party may conduct any number of sales from time to time.

                  ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                 iii) After each sale, Secured Party, or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Lessee in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Secured Party is hereby appointed the true and lawful attorney-in-fact of Lessee, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Secured Party's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Lessee hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Lessee, if requested by Secured Party, shall ratify and confirm any such sale or sales by executing and delivering to Secured Party or such purchaser or purchasers all such instruments as may be advisable, in Secured Party's judgment, for the purposes as may be designated in such request.

                  iv) Any and all statements of fact or other recitals made in any of the instruments referred to in SUBPARAGRAPH (III) of this SUBSECTION (H) given by Secured Party shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

                   v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Lessee in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Lessee and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Lessee to the fullest extent permitted by applicable law.

                  vi) Upon any such sale or sales, Secured Party may bid for and acquire the Collateral and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the amounts due under this Lease the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Secured Party is authorized to deduct under the terms hereof and under applicable law, to the extent necessary to satisfy such bid.

                 vii) Upon any such sale, it shall not be necessary for Secured Party or any public officer acting under execution or order of court to have present or constructively in its possession any of the Collateral.

Secured Party may exercise its rights of enforcement under the Uniform Commercial Code in effect in the State of Florida.

PROVIDED NEVERTHELESS, that Secured Party shall, at the expense of Lessee, cause this Mortgage to be released upon (a) Lessee's payment in full of all amounts secured by this Mortgage as set forth under this Section 26 and (b) Lessee's paying and performing all other obligations of Lessee set forth in the Operative Documents in a timely manner.

          Section 27.  MISCELLANEOUS.

                  (a) This Lease and the other Transaction Documents embody the entire agreement and understanding between the Lessee and the Lessor and supersede all other agreements and understandings between such parties relating to the subject matter hereof. This written Lease and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                  (b) Notwithstanding anything to the contrary contained in this Lease, the execution of this Lease and any other instrument or document executed in connection herewith shall not impose upon any director, officer or employee of the Lessee, the Agent or the Lessor personal liability for the Lessee's, the Agent's and the Lessor's respective obligations under this Lease or any other instrument or document executed in connection herewith; provided the foregoing shall not relieve any such director, officer or employee of personal liability for his or her fraud or intentional misconduct.

                  (c) Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  (d) This Lease and the rights and obligations of the Parties hereto relating to the Facility shall be governed by and interpreted in accordance with the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-laws rules; EXCEPT THAT, to the extent required by the laws of the State of Florida, the laws of the State of Florida shall govern (i) the creation and existence of this Lease, (ii) Section 26 of this Lease, and (iii) the enforcement of the rights of Lessor to repossess the Facility from Lessee after the earlier of the termination of this Lease or the termination of Lessee's right to possession of the Facility.

                  (e) Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and the Agent and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

                  (f) This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  (g) Each of the parties hereto waives, to the fullest extent permitted by applicable law, any right to a trial by jury in any action or proceeding to enforce or to defend any rights under this Lease or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Lease, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

                  (h) In the event that any one or more of the provisions contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

                  (i) Notwithstanding anything to the contrary contained in this Lease or any of the Transaction Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Transaction Documents, and the amounts which the Lessor, the Agent and the Lenders are entitled to receive pursuant to this

Lease and the other Transaction Documents, are subject to the limitations set forth in Section 11.15 of the Credit Agreement.

                  (j) Time is of the essence in connection with the payment of Rent and all other amounts payable hereunder and the performance of the Lessee's other obligations hereunder.

                  (k) No recourse shall be had against the Lessor or its successors and assigns and their directors, officers, shareholders, employees or agents for any claim based on any failure by the Lessor in the performance or observance of any of the agreements, covenants or provisions contained in this Lease; and in the event of any such failure, recourse shall be had solely against the rights and interests of the Lessor in the Facility.

                       [SIGNATURES CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    LESSEE:

                                    THE VINCAM GROUP, INC.

/s/ MICHELLE A. HICKERSON
-------------------------------
Witness: Michelle A. Hickerson


/s/ JORGE DIAZ-SILVEIRA             By:/s/ ELIZABETH J. KEELER
-------------------------------        -------------------------------
Witness: Jorge Diaz-Silveira        Name: Elizabeth J. Keeler
                                    Title: Vice President

                                    LESSOR:

                                    FLEET REAL ESTATE, INC.
/s/ KATHY A. SULLIVAN
-------------------------------
Witness: Kathy A. Sullivan

                                    By: /s/ J.C. HART
/s/ JOHN. G. CHRISTENSEN                ------------------------------
-------------------------------     Name:  J.C. Hart
Witness: John G. Christensen        Title: S.V.P

STATE OF GEORGIA                    ss.
                                    ss.
COUNTY OF FULTON                    ss.

         The foregoing instrument was acknowledged before me this 9th day of December, 1997 by Elizabeth J. Keeler, as Vice President of The Vincam Group, Inc., a Florida corporation, on behalf of such corporation, and he is personally known to me or produced Driver's License as identification.

                                        /s/ SANDRA M. MARSH
                                        -------------------------------------
                                        Notary Public for the State of GA

                                        My commission expires: October 20, 2000

                                        Sandra M. Marsh
                                        Notary Public
                                        Cherokee County, Georgia
                                        Commission Expires October 20, 2000

COMMONWEALTH OF MASSACHUSETTS              ss.
                                           ss.
COUNTY OF SUFFOLK                          ss.

         The foregoing instrument was acknowledged before me this 5th day of December, 1997 by J.C. Hart, as Sr. Vice President of Fleet Real Estate, Inc., a Rhode Island corporation, on behalf of such corporation, and he is personally known to me or produced ___________________ as identification.


                             /s/ CAROLINE D. HUBBARD
                             ---------------------------------------------------
                             Notary Public for the Commonwealth of Massachusetts

                             My commission expires: June 2, 2000



                             Caroline D. Hubbard
                             Notary Public
                             Commission Expires June 2, 2000

                                    EXHIBIT A

                              (Description of Site)

All of FOX CROFT, according to the Plat thereof recorded in Plat Book 115, at Page 69, of the Public Records of Dade County, Florida.

                                   SCHEDULE 1

                             Insurance Requirements

         The Lessee will provide, or cause to be provided, insurance in accordance with the terms of this Schedule, which insurance shall be placed and maintained with Permitted Insurers.

         (a) Insurance Coverages and Limits

         At all times subsequent to the Completion Date, the Lessee shall provide, or cause to be provided, the following property and liability coverages with respect to the Facility:

                  (i) all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $12,000,000 less land value for the Facility), which insurance coverage may, at the Lessee's option, be included under any "blanket" policy maintained by the Lessee so long as such "blanket" policy provides for all-risk property coverage with respect to the Facility and any other Property covered thereby, with limits of coverage at least equal to the aggregate replacement cost of the Facility (provided, however, that such insurance, in either case, shall provide for replacement cost coverage, provided that the insured property is replaced, and, provided further, that the insurance shall not have the effect of causing the Lessee or any of its Affiliates to be deemed a co-insurer), with respect to the Lessee and any Affiliate of the Lessee providing services with respect to the Facility, or if the Lessee elects to effect the coverage required by this Paragraph under a "blanket" policy, Lessee and its Affiliates insured thereby, such insurance to include, coverage for (x) floods, windstorms, hurricanes, tornados, earthquakes, collapse and other perils (including debris removal and cleanup) and such insurance to cover equipment separated from the Facility, transit of equipment and consumables to and from the Facility, labor claims, in each case with respect to the Facility, and such insurance to include coverage for all other risks and occurrences customarily included under all-risk policies available with respect to Property similar in construction, location, occupancy and operation to the Facility (or the Facility and all other Property insured thereby if all are covered under a "blanket" policy), and (y) "boiler and machinery" property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Facility (or the Facility and all other Property insured thereby if all are covered under a "blanket" policy), from risks and in amounts normally insured against under machinery policies.

                 (ii)

                           (1) statutory workers' compensation and occupational
                     disease insurance in accordance with applicable state and federal law, and employer's liability insurance with primary and excess coverage limits of not less than $1,000,000;

                           (2) commercial general liability insurance covering
                     operations of the Lessee, contractual liability coverage, contingent liability coverage arising out of the operations of the Facility, cross-liabilities coverage, and other coverage for hazards customarily insured with respect to Property similar in construction, location, occupancy and operation to the Facility, with limits complying with the underlying requirements of the excess liability policy described in Paragraph (a)(ii)(3);

                           (3) excess commercial liability insurance in excess
                     of the liability policies described in Paragraphs
                     (a)(ii)(1) and (2) to bring to limits of not less than $5,000,000 for each occurrence and in the aggregate per year with respect to the Lessee and its Affiliates.

                (iii) The policy or policies providing the coverage required by paragraphs (a)(i) and (a)(ii)(2) and (a)(ii)(3) may include deductible amounts for the account of the Lessee or its Affiliates, as the case may be, not to exceed $1,000,000 in the aggregate for all such coverages.

         (b) Insurance Endorsements - Any insurance carried in accordance herewith shall, except as hereinafter permitted, provide or be endorsed to provide that:

                  (i) the Lessor and the Agent on behalf of the Lenders, as their interests may appear, shall be included as additional insureds or named as loss payees but only with respects coverages required by Paragraphs (a)(i), with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Schedule shall be the obligation of the Lessee and its Affiliates and not that of the Lessor, the Agent or any Lender;

                 (ii) except with respect to the coverage required by Paragraphs
         (a)(i) and (a)(ii), there shall be a cross-liability and severability of interest endorsement providing that to the extent the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and deductibles shall operate in the same manner as if there were a separate policy covering each insured;

                (iii) the insurer thereunder waives all rights of subrogation to the extent permitted by applicable law and to the extent available for a commercially reasonable premium against the Lessor, the Agent or the Lenders;

                 (iv) such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor, the Agent or the Lenders with respect to its or their interests in the Facility; and

                  (v) if such insurance is canceled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Lessor, the Agent or the Lenders, such cancellation or change shall not be effective as to the Lessor, the Agent and the Lenders for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Lessor and the Agent (at the address provided pursuant to Section 22 of the Lease) of written notice sent by certified mail from such insurer of such cancellation or change.

         (c) Adjustment of Property Losses - After the occurrence and during the continuation of a Cancellation Event or Termination Event, the loss, if any, under any property insurance covering the Facility required to be carried by this Schedule shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Lessee in consultation with the Lessor and the Agent.

         (d) Reinstatement of Limits - The Lessee shall, or shall cause its insurance broker to, notify promptly the Lessor and the Agent at any time when the limits of the excess commercial liability insurance required by Paragraph
(a)(ii)(3) shall have been reduced, either by reason of payments of, or the establishment of reserves for the ultimate payment of, claims which have been asserted during the term of such insurance, by an aggregate amount in excess of $250,000. At such time, the Lessee shall, if so requested by the Lessor, use its best efforts to reinstate such insurance so as to comply with the requisite limits prescribed herein.

         (e) Evidence of Insurance - Upon request, the Lessee will furnish the Lessor and the Agent reasonable evidence of such insurance relating to the Facility, as the case may be.

         (f) Additional Insurance by the Agent, the Lenders or the Lessee - Nothing in this Schedule shall prohibit the Lessor, the Agent, any Lender or the Lessee, as their respective interests may appear, from maintaining for its own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Facility, or any part thereof, with coverage exceeding that otherwise required under this Schedule, unless such insurance would conflict with or limit the insurance otherwise required under this Schedule.